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                                                               Exhibit 99.(a)(3)


                       THE PRUDENTIAL SERIES FUND, INC.
                       -------------------------------

                             ARTICLES OF AMENDMENT
                                      TO
                            ARTICLES OF RESTATEMENT


     THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporation System, Maryland, 11 E. Chase Street, Baltimore, Maryland 21201 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: ARTICLE V of the Articles of Restatement of the Corporation is hereby amended by striking "Equity Income Portfolio Capital Stock" and substituting in its place "Value Portfolio Capital Stock".

     SECOND: The foregoing amendment was approved by a majority of the entire board of directors.

     THIRD: The foregoing amendment is limited to a change expressly authorized by Sections 2-105(a)(12) and 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland.

     IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Chairman and its corporate seal to be hereunder affixed and attested by its Secretary, as of March 1, 2001.

                                        THE PRUDENTIAL SERIES FUND, INC.



                                        BY: /s/ David R. Odenath, Jr.
                                            -------------------------
                                                David R. Odenath, Jr.
                                                Chairman

Attest:


/s/ Jonathan D. Shain
---------------------
Jonathan D. Shain
Secretary

     THE UNDERSIGNED, Chairman of the Board of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment to the Articles of Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to the Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ David R. Odenath, Jr.
                                        ---------------------------
                                            David R. Odenath, Jr.
                                            Chairman